Exhibit 21

                                        PRINCIPAL SUBSIDIARIES OF
                                         SBC COMMUNICATIONS INC.
                                         AS OF DECEMBER 31, 2003

                 Name                           State of Incorporation                 Conducts Business Under
---------------------------------------- -------------------------------------- --------------------------------------
Ameritech Corporation                                  Delaware                                 Same

Illinois Bell Telephone                                Illinois                           SBC Illinois; SBC
  Company

Indiana Bell Telephone                                  Indiana                           SBC Indiana; SBC
  Company, Incorporated

Michigan Bell Telephone                                Michigan                           SBC Michigan; SBC
  Company

Nevada Bell Telephone                                   Nevada                             SBC Nevada; SBC
  Company

Pacific Bell Telephone                                California                        SBC Pacific Bell; SBC
  Company

Pacific Telesis Group                                   Nevada                                  Same

SBC International, Inc.                                Delaware                                 Same

Southern New England                                  Connecticut                               Same
  Telecommunications
  Corporation

Southwestern Bell Communications                       Delaware                           SBC Long Distance
   Services, Inc.

Southwestern Bell                                        Texas                       SBC Southwestern Bell; SBC
  Telephone, L.P.

Southwestern Bell                                      Missouri                                 Same
  Yellow Pages, Inc.

Sterling Commerce, Inc.                                Delaware                                 Same

The Ohio Bell Telephone                                  Ohio                               SBC Ohio; SBC
  Company

The Southern New England                              Connecticut                             SBC SNET
  Telephone Company

The Woodbury Telephone                                Connecticut                             Same; SBC
  Company

Wisconsin Bell, Inc.                                   Wisconsin                         SBC Wisconsin; SBC